Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated July 17, 2008, relating to the financial statements of BigSky Productions, Inc. for the period ended June 30, 2008, which appears in such Registration Statement.

/s/ The Blackwing Group LLC
Independence, Missouri
December 11, 2008